Exhibit 10.8

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT AND PLEDGE AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND PLEDGE AGREEMENT (this “Amendment”) dated as of April 17, 2018 (the “Effective Date”) is entered into among Domo, Inc., a Delaware corporation (“Parent”), and Domo, Inc., a Utah corporation (together with Parent, collectively, “Borrower”), each Lender (as defined in Section 14 of the Agreement (as defined below)), Obsidian Agency Services, Inc., a California corporation, in its capacity as collateral agent (the “Collateral Agent”) for Lenders, and Wilmington Trust, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent” and together with Collateral Agent, the “Agents” and individually, an “Agent”).
WHEREAS, Borrower, Agents and Lenders entered into that certain Loan and Security Agreement dated as of December 5, 2017 (the “Agreement”), pursuant to which Borrower received a single Credit Extension in the original principal amount of Fifty Million Dollars ($50,000,000);
WHEREAS, the Borrower desires to increase the amount of the Term Loan from Eighty Million Dollars ($80,000,000) to One Hundred Million Dollars ($100,000,000), thereby creating a loan facility in the aggregate initial principal amount of up to One Hundred Million Dollars ($100,000,000), and the potential for an additional Fifty Million Dollar ($50,000,000) Credit Extension under the Agreement;
WHEREAS, the Commitment Fee shall increase by Two Hundred Thousand Dollars ($200,000) and the Closing Fee shall increase by Nine Hundred Thousand Dollars ($900,000) as a result of the increase to the Term Loan;
WHEREAS, in connection with the increase to the Term Loan, certain prepayment restrictions and charges are to be imposed, and various financial covenants are to be adjusted;
WHEREAS, a new fee is to be added to the Agreement as provided herein;
WHEREAS, as a condition to agreeing to this Amendment, Agents and Lenders require that the Warrants Parent previously issued to Lenders in connection with the Agreement be amended to increase the number of shares and exercise price of such warrants in accordance with the form of warrant amendment attached hereto as Exhibit A (the “Warrant Amendment”);
WHEREAS, Borrower, Agents and Lenders entered into that certain Pledge Agreement dated as of December 5, 2017 (the “Pledge Agreement”), pursuant to which Borrower granted to Collateral Agent, for the benefit of the Lenders, a security interest in certain of its assets;
WHEREAS, Borrower desires to amend the date by which, pursuant to the terms of the Pledge Agreement, certain stock certificates, to be held as collateral security, shall be delivered to Collateral Agent;
WHEREAS, there is a typographical error in the Agreement and Loan Documents insofar as the Lender listed as TCP Direct Lending Fund VIII, LLC, should have been listed as TCP Direct Lending Fund VIII-U, LLC, which error the parties desire to correct pursuant to this Amendment; and
WHEREAS, Agents and Lenders are willing to amend the Agreement, the Pledge Agreement and the Warrants in accordance with the terms of this Amendment.

Second Amendment to LSA - Domo, Inc.

NOW, THEREFORE, based on the mutual promises of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agents and Lenders hereby agree:
1.Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.
2.The following definitions contain in Section 14.1 of the Agreement are hereby amended and restated in their entirety as follows:
“Closing Fee” means Four Million Five Hundred Thousand Dollars ($4,500,000).

“Commitment Fee” means One Million Dollars ($1,000,000).

“Prepayment Percentage” means (i) three percent (3%) of the Term Loan amount prepaid on or prior to May 1, 2020, and (ii) two percent (2.0%) of the Term Loan amount prepaid thereafter but prior to the Term Loan Maturity Date.

“Term Loan” means the term loans made available by Lenders to Borrower pursuant to Section 1.2 of the Agreement, which amount shall not exceed One Hundred Million Dollars ($100,000,000).
3.The following definitions are added to Section 14.1 of the Agreement in proper alphabetical order as follows:
“Acquisition” means any transaction or series of related transactions involving any consolidation or merger of Parent or the issuance or transfer of Parent’s voting securities where either (A) Parent is not the surviving entity (other than a merger or consolidation effected exclusively to change Parent’s domicile or type of entity), or (B) the stockholders of Parent immediately prior to such transaction or series of related transactions do not hold at least 50% of the voting securities immediately after such transaction or series of related transactions.
“Modification Fee” means Two Million Dollars ($2,000,000).
4.Section 5.11(a) of the Agreement is amended and restated in its entirety to provide as follows:
(a)Debt Ratio. Loan Parties’ Debt Ratio shall not exceed the amount listed below for the time period provided below, measured as of the last day of the applicable time period:

Fiscal Quarter Ending	1/31/2018 and 4/30/2018	7/31/2018 and 10/31/2018	1/31/2019 and 4/30/2019	7/31/2019 and 10/31/2019	1/31/2020 through the Term Loan Maturity Date
Debt Ratio	1.0	0.95	0.90	0.85	0.80
Evidence of compliance with this Subsection 5.11(a) reasonably acceptable to Collateral Agent shall be provided along with the Compliance Certificate delivered pursuant to Section 5.2(d) for the applicable period.

Second Amendment to LSA - Domo, Inc.

5.Section 1.2(c)(ii) of the Agreement is amended and restated in its entirety to provide as follows:
(i) Voluntary Prepayment. After May 1, 2019, Borrower shall have the option to prepay all, or any part, of the Term Loan, provided Borrower (i) delivers written notice to Administrative Agent of its election to prepay the Term Loan at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (a) all or such part of the outstanding principal (including, for the avoidance of doubt, any interest capitalized and added to principal pursuant to the terms herein) with respect to the Term Loan set forth in its notice, plus all accrued and unpaid interest thereon, (b) the Prepayment Fee, (c) the Closing Fee (or pro rata portion if less than the full amount of the outstanding Term Loan is repaid), and (d) without duplication, all other sums, including Lender Expenses, if any, that shall have become due and payable hereunder in connection with the Term Loan, including interest at the Default Rate with respect to any past due amounts.
6.Schedule 1.2 to the Agreement is amended and replaced in its entirety with Schedule 1.2 attached to this Amendment.
7.The last sentence of Section 4 of the Pledge Agreement is amended and restated in its entirety as follows:
Notwithstanding anything to the contrary set forth herein, Pledgor shall have thirty (30) days from April 17, 2018 to deliver to Collateral Agent (a) any original stock certificates constituting Collateral listed on Schedule 1, Part A thereof (and related stock powers) required to be delivered to Collateral Agent as collateral security pursuant to the terms of the Pledge Agreement, (b) any stock certificates constituting Collateral (and related stock powers) with respect to Parent’s subsidiary in New Zealand, and (c) any Pledge Amendment (as defined in the Pledge Agreement) reflecting the creation of and pledge of equity interests in such New Zealand subsidiary.
8.Section 1.5 of the Agreement is amended to add a new subsection (f) immediately following Section 1.5(e) as follows:
(f)Modification Fee. Borrower shall pay the Modification Fee at the earliest of (i) the closing of an Acquisition, and (ii) December 4, 2027, provided however, if Parent completes its Initial Public Offering before either such date, then Borrower shall no longer have any obligation to pay the Modification Fee.
9.All references to TCP Direct Lending Fund VIII, LLC in the Agreement and other Loan Documents, including any signature page which such entity signed, are hereby deemed amended as of December 5, 2017, to be to TCP Direct Lending Fund VIII-U, LLC.
10.Except as specifically amended in Paragraphs 2 through 9, above, the Agreement and the Pledge Agreement shall remain unchanged, in full force and effect in accordance with its terms.
11.Parent agrees to execute and deliver a Warrant Amendment in favor of each Lender in connection with the execution and delivery of this Amendment. Borrower agrees that Administrative Agent and Lenders may net out the increased amount of the Commitment Fee (which amount of such increase, for the avoidance of doubt, is $200,000 after giving effect to this Amendment), from the next Credit Extension provided under the Agreement.
12.Collateral Agent and the Lenders hereby waive any noncompliance by Borrower (including any Default or Event Default that may have resulted therefrom) with the terms of Section 4 and

Second Amendment to LSA - Domo, Inc.

7(d) of the Pledge Agreement prior to the effectiveness of this Amendment requiring the delivery of original stock certificates, stock powers and any Pledge Amendment (as defined in the Pledge Agreement), in each case with respect to any original stock certificates required to be delivered to Collateral Agent as collateral security and the creation and pledge of equity interests in Parent’s subsidiary in New Zealand.
13.Borrower hereby represents, warrants and covenants to Agents and Lenders as follows:
(a)Borrower has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
(b)Borrower has no direct or indirect Subsidiaries other than as specified in the Perfection Certificate delivered to Collateral Agent on the Effective Date or as otherwise previously disclosed in writing by Borrower to Collateral Agent.
(c)The execution, delivery and performance by Borrower of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, in each case other than has already been obtained, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Borrower, or the certificate of incorporation (or similar documentation) or by-laws of Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or the Loan Agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be currently bound or affected.
(d)As of the date hereof, after giving effect to this Amendment, there exists no default or Event of Default under the Agreement, and that there are no facts or circumstances that Borrower is aware of that, but for the passage of time would result in any other default or Event of Default under the Agreement.
(e)As of the date hereof, Borrower acknowledges that the Loan Documents are in full force and effect, that the representations and warranties contained in the Loan Documents are true and correct except those representations and warranties made as of a specific date, and that all exhibits and schedules to the Loan Documents are true, accurate and complete.
14.Release of Agents/Lenders.
a.Borrower, for itself and on behalf of its Subsidiaries, respective heirs, legal representatives and successors and assigns, as applicable, hereby releases each Agent, each Lender and all of their Affiliates, shareholders, partners, predecessors, employees, officers, directors, attorneys, parent corporations, subsidiaries, agents, participants, assignees, servicers and receivers (collectively, the “Released Parties”), except for claims, disputes, differences, liabilities and obligations arising under this Amendment, the Agreement and the other Loan Documents after the date hereof, from any and all known and unknown claims, disputes, differences, liabilities and obligations of any and every nature whatsoever that Borrowers or any

Second Amendment to LSA - Domo, Inc.

of them may have or claim, as of the date hereof or as of any prior date, against any one or more of the Released Parties arising from, based upon or related to the Loan Documents, or any other agreement, understanding, action or inaction whatsoever with regard to the Loan Documents or any transaction or matter related thereto, including, without limitation, the origination and servicing of the Term Loan and the enforcement or attempted enforcement of any rights or remedies for default or asserted default under the Loan Documents (collectively, the “Released Claims”).
b.Borrower further acknowledges and agrees that the Released Claims include, among other things, all claims arising out of or with respect to any and all transactions relating to the Loan Documents based on any fact, act, inaction, or other occurrence or nonoccurrence on or prior to the date hereof, including, without limitation, any breach of fiduciary duty or duty of fair dealing, breach of confidence, breach of loan commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violation of the Racketeer Influenced and Corrupt Organizations Act, violation of any other statute, ordinance or regulation, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations or prospective business advantage, tortious interference with corporate governance, breach of contract, bad practices, unfair competition, libel, slander, conspiracy or any claim for wrongfully accelerating the Term Loan or attempting to foreclose on, or obtain a receiver for, any collateral for the Term Loan and all statutory claims and causes of action of every nature.
c.In connection with the release contained in this Paragraph 14 of this Amendment (the “Release”), Borrower acknowledges that it is aware that it may hereafter discover facts in addition to or different from those that it now knows or believes to be true with respect to the Released Claims, but that it is Borrower’s intention hereby fully, finally and forever to settle and release all claims, disputes, differences, liabilities and obligations, known or unknown, suspected or unsuspected, that now exist, may exist or heretofore have existed by Borrower or any Subsidiary, or any of them, against any one or more of the Released Parties. In furtherance of that intention, the Release contained in this Amendment shall be and remain in effect as a full and complete release notwithstanding the discovery of the existence of any such additional or different facts.
d.The Release contained in this Amendment shall be effective and irrevocable as of the date hereof without any further documentation.
e.BORROWER AGREES AND ACKNOWLEDGES THAT THE RELEASED CLAIMS ARE NOT LIMITED TO MATTERS THAT ARE KNOWN OR DISCLOSED TO THEM AND THAT THE RELEASED CLAIMS INCLUDE ALL CLAIMS, DISPUTES, DIFFERENCES, LIABILITIES AND OBLIGATIONS THAT THEY DO NOT KNOW OR SUSPECT TO EXIST AS OF THE DATE HEREOF. BORROWER UNDERSTANDS THAT IT IS GIVING UP ALL RIGHTS AND CLAIMS AGAINST EACH AGENT AND EACH LENDER AND THE OTHER RELEASED PARTIES, KNOWN OR UNKNOWN, THAT ARE IN ANY WAY RELATED TO THE COLLATERAL OR THE LOAN.
f.THE PARTIES SPECIFICALLY ALLOCATE THE RISK OF ANY MISTAKE IN ENTERING INTO THE RELEASE TO THE PARTY OR PARTIES CLAIMING TO HAVE BEEN MISTAKEN.

Second Amendment to LSA - Domo, Inc.

g.Borrower acknowledges having read and understood and hereby waives the benefits of Section 1542 of the California Civil Code, which provides as follows (and hereby waive the benefits of any similar law of the state that may be applicable):
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Notwithstanding anything contained in this Amendment, the general release set forth in this Section 14 shall not extend to and the term Released Claims shall not include any obligations of the Agents and the Lenders to make Credit Extensions after the date of this Amendment to Borrower in accordance with the terms of the Agreement.
15.Except as otherwise specifically set forth herein, the execution of this Amendment and all other agreements and instruments related hereto shall not be deemed to be a waiver of any Event of Default under the Loan Documents, whether or not known to Agents or Lenders and whether or not existing on the date of this Amendment.
16.The recitals set forth above are true and correct, and are incorporated by reference to this Amendment. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered (whether by facsimile, electronically or otherwise) shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Sections 11 and 13 of the Agreement are hereby incorporated by reference to this Amendment, mutatis muntandis.
[Signature page follows.]

Second Amendment to LSA - Domo, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

LENDERS:

Special Value Continuation Partners, LP
Tennenbaum Enhanced Yield Operating I, LLC
Tennenbaum Energy Opportunities Co, LLC
TCP Direct Lending Fund VIII-U, LLC
TCP Direct Lending Fund VIII-L, LLC
TCP Direct Lending Fund VIII-A, LLC
TCP Direct Lending Fund VIII-N, LLC
Each as Lenders

On behalf of each of the above entities:

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	Managing Partner

COLLATERAL AGENT:

Obsidian Agency Services, Inc., as Collateral Agent

By:	/s/ Howard Levkowitz
Name:	Howard Levkowitz
Title:	President

ADMINISTRATIVE AGENT:

Wilmington Trust, National Association, as Administrative Agent

By:	/s/ Alisha Clendaniel
Name:	Alisha Clendaniel
Title:	Assistant Vice President

Second Amendment to LSA - Domo, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the Effective Date.

BORROWER:

Domo, Inc.. a Delaware corporation

By:	/s/ Bruce Felt
Name:	Bruce Felt
Title:	Chief Financial Officer

Domo, Inc.. a Utah corporation

By:	/s/ Bruce Felt
Name:	Bruce Felt
Title:	Chief Financial Officer

Second Amendment to LSA - Domo, Inc.

SCHEDULE 1.2
LIST OF LENDERS AND TERM LOAN COMMITMENTS

Name of Lender	Loan Commitments	Comments
Special Value Continuation Partners, LP	49,791,900.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
Tennenbaum Enhanced Yield Operating I, LLC	7,500,000.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
Tennenbaum Energy Opportunities Co, LLC	4,000,000.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
TCP Direct Lending Fund VIII-U, LLC	14,410,575.31	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
TCP Direct Lending Fund VIII-L, LLC	10,766,924.69	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
TCP Direct Lending Fund VIII-A, LLC	7,530,000.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
TCP Direct Lending Fund VIII-N, LLC	6,000,600.00	Lender will fund its Pro Rata Percentage of the applicable Credit Extension
TOTAL	$100,000,000

Second Amendment to LSA - Domo, Inc.

EXHIBIT A
FORM OF WARRANT AMENDMENT

Second Amendment to LSA - Domo, Inc.